Exhibit 99.1

4300 Wildwood Parkway
Atlanta, GA  30339
1-888-502-BLUE
www.BlueLinxCo.com

BlueLinx Contacts:
Susan O’Farrell, SVP, Treasurer & CFO                        Investor Relations:
BlueLinx Holdings Inc.                                Caroline Lowden, Director Finance
(770) 953-7000                                    (770) 953-7522

FOR IMMEDIATE RELEASE

BLUELINX ANNOUNCES EXTENSION OF REVOLVING CREDIT FACILITY
- $447.5 million ABL extended until April 2017
- $20 million FILO extended until June 2016

ATLANTA - February 18, 2015 - BlueLinx Holdings Inc. (NYSE:BXC), a leading distributor of building products in North America, announced today an amendment to its revolving credit agreement with a syndicate of banks led by Wells Fargo Bank, National Association. Under the agreement, the existing $447.5 million U.S. revolving credit facility is extended until April 2017, and the $20 million Tranche A loan component of the revolving credit facility is extended until June 2016.

“The extension of our existing loan demonstrates the continued support of our banking partners. This creates a solid foundation that allows us to run our business and focus on our future growth,” said Mitch Lewis, President and Chief Executive Officer.

Susan O’Farrell, Senior Vice President and Chief Financial Officer added, “We are pleased with the successful extension of our loan facilities. This liquidity positions our business for success well in to the future.”

BlueLinx Holdings plans to discuss this amendment and to announce Fourth Quarter 2014 earnings results on Thursday, February 19, 2015, at 10am EST. Investors can listen to the conference call and view the accompanying slide presentation by going to the BlueLinx web site, www.BlueLinxCo.com, and selecting the conference link on the Investor Relations page.

About BlueLinx Holdings Inc.
BlueLinx Holdings Inc., operating through its wholly owned subsidiary BlueLinx Corporation, is a leading distributor of building products in North America. The Company is headquartered in Atlanta, Georgia and operates its distribution business through its network of 49 distribution centers as of January 3, 2015. BlueLinx is traded on the New York Stock Exchange under the symbol BXC. Additional information about BlueLinx can be found on its website at www.BlueLinxCo.com.

Forward-looking Statements
This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to our ability to return to profitability and future growth. All of these forward-looking statements are based on estimates and assumptions made by our management that, although believed by BlueLinx to be reasonable, are inherently uncertain. Forward-looking statements involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of BlueLinx’ control that may cause its business, strategy or actual results to differ materially from the forward-looking statements. These risks and uncertainties may include, among other things: changes in the prices, supply and/or demand for products that it distributes, general economic and business conditions in the United States; the activities of competitors; changes in significant operating expenses; changes in the availability of capital and interest rates; adverse weather patterns or conditions; acts of cyber intrusion; variations in the performance of the financial markets, including the credit markets; and other factors described in the “Risk Factors” section in the Company’s Annual Report on Form 10-K for the year ended January 4, 2014, and in its periodic reports filed with the Securities and Exchange Commission from time to time. Given these risks and uncertainties, you are cautioned not to place undue reliance on forward-looking statements. BlueLinx undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events, and changes in expectation or otherwise, except as required by law.